NET LNNX, INC.
          		  FORMERLY CHESTER COUNTY SECURITY FUND, INC.

                    			 FINANCIAL STATEMENTS

              		    December 31, 1995, 1994 and 1993


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   			                        NET LNNX, INC.
         	       FORMERLY CHESTER COUNTY SECURITY FUND, INC.

                       			   TABLE OF CONTENTS

           For the Years Ended December 31, 1995, 1994 and 1993




INDEPENDENT AUDITOR'S REPORT                                Front

FINANCIAL STATEMENTS

 Balance Sheets                                              1

	Statements of Operations and Retained Earnings              2

	Statements of Cash Flows                                    3

	Notes to Financial Statements                               4

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                    Independent Auditor's Report

The Board of Directors
Net Lnnx, Inc.
Boynton Beach, Florida


I have audited the accompanying balance sheet of Net Lnnx, Inc. (formerly Chester County Security Fund, Inc.) (the "Company") as of December 31, 1995, and the related statements of operations, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Net Lnnx, Inc. as of December 31, 1995 and the results of its operations and cash flows for year then ended in conformity with generally accepted accounting principles.




Richard C. Gates, CPA

January 16, 1996, except for Notes B and C,
     as to which the date is March 25, 1996
West Palm Beach, Florida

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